Loan No. 341228

MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT (this "Agreement") is made as of June 9, 2016, by and among CAREFREE COMMUNITIES CA LLC, a Delaware limited liability company and NHC-CA101, LLC, a Delaware limited liability company (each an "Individual Borrower" and, collectively, "Borrowers"), whose mailing address is c/o Sun Communities, Inc., Attn: Karen J. Dearing or SVP Finance, 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("Lender"), whose mailing address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

RECITALS

A.    Lender has agreed to lend to the Borrowers a mortgage loan in the total aggregate amount of $162,000,000.00 (the "Loan") to be secured by a first lien on eight (8) separate properties - two (2) all-age manufactured home community, one (1) designated age-restricted (55+) rv/park model community and five (5) designated age-restricted (55+) manufactured home communities (each, an "Initial Project" and, together, the "Initial Projects") located in the State of California (the "State"). The Initial Projects are grouped into one (1) portfolio identified on the Project Schedule attached as Exhibit "B" (the "Initial Project Portfolio") and as more particularly described on the attached Exhibits "A-1" through "A-8" (collectively the “Land”).

B.    Borrowers have executed and delivered to Lender a Promissory Note of even date herewith (as same may be amended, renewed and restated from time to time, the "Note"), in the original principal amount of ONE HUNDRED SIXTY-TWO MILLION DOLLARS and with a maturity date of June 15, 2026.

C.    The Note is secured by eight (8) Deeds of Trust and Security Agreements (each, an "Initial Lien Instrument") of even date herewith, each encumbering an Initial Project, each executed by the Individual Borrower owning such Initial Project.

D.    As further security for the Loan, each Individual Borrower has executed for the benefit of Lender eight (8) Absolute Assignments of Leases and Rents of even date herewith (each, a "Initial Absolute Assignment"), each encumbering an Initial Project.

E.    Borrowers and Lender are entering into this Agreement concurrently with the execution and delivery of the Note, the Initial Lien Instruments, the Initial Absolute Assignments and the other Loan Documents (as hereinafter defined) to facilitate Borrowers' ability to release or transfer property and to set forth Borrowers' covenants which apply to the Note and all of the Lien Instruments (as hereinafter defined) and/or Absolute Assignments (as hereinafter defined).

AGREEMENT

In consideration of the foregoing and other good and valuable consideration, Borrowers and Lender agree as follows:

ARTICLE I
DEFINITIONS

1.1    Terms Defined. Each of the following terms is defined as follows:

"Absolute Assignment" means any Initial Absolute Assignment, as any such assignment may be amended, renewed and restated from time to time; "Absolute Assignments" means all of the Initial Absolute Assignments, as the same may be amended, renewed and restated from time to time.

"Affiliate" means, with respect to a particular entity, any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such entity. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the possession by any person or entity, directly or indirectly, of the power to direct or cause the direction of the management and policies of another person or entity, whether through the ownership of voting securities, by contract or otherwise.

"Allocated Loan Amount" means, with respect to a Project, the outstanding principal balance of the Note reasonably allocated to the Project by Lender at a given time.

"Borrowers" has the meaning ascribed to it above.

"Commitment" means that certain Loan Application dated March 23, 2016 from Borrowers to Lender and that certain acceptance letter issued by Lender dated April 28, 2016, and any amendments to said Loan Application.

"Condemnation Proceeds" has the meaning ascribed to it in Article VI hereof.

"Debt Service Coverage" means a number calculated by dividing Net Operating Income Available for Debt Service for a fiscal period by the debt service during the same fiscal period under all loans (including the Loan) secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the actual debt service based on annualized payments due under the Loan in accordance with the provisions of the Note. The term “Debt Service Coverage” is applicable only with respect to Article XVIII hereof entitled “Partial Releases”.

"Default Rate" means the lower of (i) the sum of the Interest Rate or the Increased Rate then in effect plus five percent (5%), or (ii) the maximum rate permitted by law.

"Environmental Indemnity Agreement" means the Environmental Indemnity Agreement of even date herewith given by Borrowers and Principal in favor of Lender.

"Event of Default" means a default remaining uncured after written notice to Borrowers and the expiration of the applicable cure period as set forth in Article IX hereof.

"Improvements" means an aggregate of approximately 2,114 developed sites, landscaping, roadways, community clubhouses with swimming pools, paved walkways, driveways, parking areas, any existing private on-site water and sewer facilities, all to the extent existing at any

Project, and all other improvements on the Land; all fixtures and equipment of every description belonging to or leased by any of the Borrowers which are or may be placed or used upon, used on or about, or related to the Land or structures or improvements thereon , including, but not limited to, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning and ventilating equipment, water and gas fixtures, all furniture and easily removable equipment, including, but not limited to all clubhouse or common area amenities including carpeting, draperies, ranges, microwave ovens, refrigerators, dishwashers, water and sewer equipment, fixtures, and facilities, now owned by any of the Borrowers or hereafter acquired by any of the Borrowers, in each case to the extent used on the Property and owned by any of the Borrowers. Lender's security interest shall not apply to (A) manufactured homes, park models and/or RVs, (B) other personal property items encumbered by a lease or a purchase money lien, or (C) model/inventory homes purchased directly by any of the Borrowers or its Affiliates (or any wholly owned subsidiary of Principal) for the purpose of resale to tenants or use by the community manager, or (D) installment sale contracts or promissory notes, loan agreements and other documents governing the sale of manufactured homes by Principal or an Affiliate. If requested by any of the Borrowers, Lender agrees to enter into an "Intercreditor Agreement" related to third-party liens on the referenced model/inventory homes, provided said form of Intercreditor Agreement is reasonably satisfactory to Lender. Borrowers shall pay Lender a service fee of $1,500.00 for each requested Intercreditor Agreement.

"Increased Rate" has the meaning ascribed to it in Article II hereof.

"Indebtedness" means the indebtedness evidenced by the Note or otherwise owed Lender under the Loan Documents.

"Initial Absolute Assignment" has the meaning ascribed to it in Recital D above.

"Initial Lien Instrument" has the meaning ascribed to it in Recital C above.

"Initial Project" has the meaning ascribed to it in Recital A above.

"Initial Projects" has the meaning ascribed to it in Recital A above.

"Interest Rate" means 3.53%, as also ascribed in the Note.

“Land” has the meaning ascribed to it in Recital A above.

"Leases" means all existing and future leases of any portion of the Property, and "Lease" means any one of them.

"Lender" means The Northwestern Mutual Life Insurance Company.

"Lien Instrument" means any Initial Lien Instrument, as any such instrument may be amended, renewed and restated from time to time; "Lien Instruments" means all of the Initial Lien Instruments, as the same may be amended, renewed and restated from time to time.

"Loan" has the meaning ascribed to it in Recital A above.

"Loan Document" or "Loan Documents" means any or all, as the case may be, instruments or documents executed by any or all of the Borrowers and delivered to Lender in connection with the Loan (except the Environmental Indemnity Agreement), as the same may be amended, renewed and restated from time to time.

"Loan to Value Ratio" means, at any time, the ratio (expressed as a percentage) of (1) the outstanding principal balance of the Loan at such time, to (2) the Lender's current appraisal of the Property at such time.

"Monetary Default" has the meaning ascribed to it in Article IX hereof.

"Net Operating Income Available for Debt Service" means, net income (prior to giving effect to any capital gains or losses and any extraordinary items) from the Property, determined in accordance with generally accepted accounting principles, for a fiscal period, plus (to the extent deducted in determining net income from the Property):

A)    interest on debt secured by any portion of the Property for such fiscal period;

B)    depreciation, if any, of fixed assets at or constituting the Property for such fiscal period; and

C)    amortization of loan costs incurred in connection with any indebtedness secured by any portion of the Property and leasing commissions which have been prepaid;

less:

D)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 98% occupancy of the manufactured home sites, park model and seasonal/annual sites at the Property;

E)    the amount, if any, by which the actual management fee is less than 3.00% of gross revenue (as adjusted by Lender in (D) above) during such fiscal period;

F)    the amount, if any, by which the actual real estate taxes are less than $1,928,470.00 per annum; and

G)    the amount, if any, by which total actual operating expenses, excluding management fees and real estate taxes are less than $6,054,665.00 per annum.

All adjustments to net income referenced above shall be calculated in a manner reasonably satisfactory to Lender and shall be reasonably adjusted by Lender as a result of any partial releases.

"Non-Monetary Default" has the meaning ascribed to it in Article IX hereof.

"Note" has the meaning ascribed to it in Recital B above.

"Permitted Encumbrances" means all matters affecting title to the Property that have been approved or accepted by Lender in connection with the Loan.

"Person" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

"Principal" means Sun Communities Operating Limited Partnership, a Michigan limited partnership.

"Project" means any Initial Project which, at any point in time, is subject to a Lien Instrument; "Projects" means more than one Project.

"Projected Debt Service Coverage" means a number calculated by dividing Projected Operating Income Available for Debt Service for the first fiscal year following restoration of the Property by the debt service during the same fiscal year under all loans secured by any portion of the Property. For purposes of the preceding sentence, "debt service" means the greater of (x) debt service due under all such loans during the first fiscal year following completion of the restoration of the Property and (y) debt service that would be due and payable during such fiscal year if all such loans were amortized over thirty (30) years (whether or not amortization is actually required) and if interest on such loans were due as it accrues at the face rate shown on the notes therefor (whether or not such loans require interest payments based on such face rates).

"Projected Operating Income Available for Debt Service" means projected gross annual rent from the Approved Leases for the first full fiscal year following completion of the restoration of the Property less:

(A)    The operating expenses of the Property for the last fiscal year preceding the casualty and

(B)    the following:

(i)    the amount, if any, by which actual gross income during such fiscal period exceeds that which would be earned from the rental of 98.00% occupancy of the manufactured home sites, park model and seasonal/annual sites at the Property;

(ii)    the amount, if any, by which the actual management fee is less than 3.00% of gross revenue (as adjusted by Lender in (B)(i) above) during such fiscal period;

(iii)    the amount, if any, by which the actual real estate taxes are less than $1,928,470.00 per annum; and

(iv)    the amount, if any, by which total operating expenses, excluding management fees, real estate taxes and replacement reserves, are less than $6,054,665.00 per annum.

All projections referenced above shall be calculated in a manner satisfactory to Lender and shall be reasonably adjusted by Lender as a result of any partial releases.

"Property" means that portion of the Initial Projects, which, at any given point in time, is subject to the Lien Instrument.

"Release" has the meaning ascribed to it in Article XVIII hereof.

"Released Project" has the meaning ascribed to it in Article XVIII hereof.

"Trustee" means The Northwestern Mutual Life Insurance Company, a Wisconsin corporation.

ARTICLE II
FINANCIAL STATEMENTS

2.1    Each Individual Borrower shall furnish to Lender:

(A)    the following financial statements for each Project within ninety (90) days after the close of each fiscal year of each respective Individual Borrower (the "Property Financial Statements Due Date"):

(i)
an unaudited statement of operations for such fiscal year with a detailed line item break-down of all sources of income and expenses, including capital expenses broken down between, capital maintenance, common area renovation, and expansion; and

(ii)	a current rent roll identifying leased lot and current contract rent; and

(iii)	an operating budget for the current fiscal year; and

(B)    the following unaudited financial statements (or audited made available to Lender) that Lender may, in Lender's sole discretion, require from time to time within thirty (30) days after receipt of a written request from Lender (the "Requested Financial Statements Due Date"):

(i)    a balance sheet for each Project as of the last day of each respective Individual Borrower's most recently closed fiscal year; and

(ii)    a balance sheet for each Individual Borrower (if not the same as (B)(i) above) as of the last day of such respective Individual Borrower's most recently closed fiscal year; and

(iii)    a balance sheet for Principal as of the last day of Principal's most recently closed fiscal year, if available; if not available, then Borrowers shall deliver the most recent public filings of Sun Communities, Inc., a Maryland corporation ("Sun Communities") provided not less than 70% of the assets of Principal are owned and controlled, directly or indirectly, by Sun Communities; and

(iv)    a statement of cash flows for each Project as of the last day of each respective Individual Borrower's most recently closed fiscal year; and

(v)    a statement of cash flows for each Individual Borrower (if not the same as (B)(iv) above) as of the last day of each respective Individual Borrower's most recently closed fiscal year.

Furthermore, Borrowers shall furnish to Lender within twenty (20) days after receipt of a written request from Lender such reasonable financial and management information in the possession of, or accessible to, each Individual Borrower which Lender determines to be useful in Lender's monitoring of the value and condition of the Property, Borrowers, or Principal.

The Property Financial Statements Due Date and the Requested Financial Statements Due Date are each sometimes hereinafter referred to as a "Financial Statements Due Date".

Notwithstanding the foregoing, in no event shall a Financial Statements Due Date for a particular financial statement be prior to the 90th day following the close of the fiscal year covered by such financial statement.

If audited, the financial statements identified in sections (A)(i), (A)(ii), and (B)(i) through (B)(v), above, shall each be prepared in accordance with generally accepted accounting principles by a an independent nationally recognized certified public accounting firm. All unaudited statements shall contain a certification by a senior officer of Principal stating that they have been prepared in accordance with generally accepted accounting principles and that they are true and correct. The expense of preparing all of the financial statements required in (A) and (B) above, shall be borne by Borrowers.

Borrowers acknowledge that Lender requires the financial statements and information required herein to record accurately the value of the Property for financial and regulatory reporting.

Lender acknowledges that the financial statements and information delivered to Lender by Borrowers during the due diligence is in a format satisfactory to Lender for delivery going forward.

In addition to all other remedies available to Lender hereunder, at law and in equity, if any financial statement, additional information or proof of payment of property taxes and assessments is not furnished to Lender as required in this Article entitled "Financial Statements" and in the Article entitled "Taxes/Deposits", within thirty (30) days after Lender shall have given written notice to Borrowers that it has not been received as required,

(x) interest on the unpaid principal balance of the Indebtedness shall as of the applicable Financial Statements Due Date or the date such additional information or proof of payment of property taxes and assessments was due, accrue and become payable at a rate equal to the sum of the Interest Rate plus one percent (1%) per annum (the "Increased Rate"); and

(y) Lender may elect to obtain an independent appraisal and audit of the Property at Borrowers' expense, and Borrowers agree that they will, upon request, promptly make Borrowers' books and records regarding the Property available to Lender and the person(s) performing the appraisal and audit (which obligation Borrowers agree can be specifically enforced by Lender).

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to reflect the Increased Rate with no change in the amortization of the unpaid principal balance. Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the date (the "Receipt Date") on which all of the financial statements, additional information and proof of payment of property taxes and assessments (as requested by Lender) shall be furnished to or made available to Lender as required. Commencing on the Receipt Date, interest on the unpaid principal balance of the Note shall again accrue at the Interest Rate with no change in amortization, and the payments due during the remainder of the term of the Note shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate. Notwithstanding the foregoing, Lender shall have the right to conduct an independent audit at its own expense at any time.

ARTICLE III
PROHIBITION ON TRANSFER

3.1    The present ownership and management of the Property is a material consideration to Lender in making the Loan secured by the Lien Instruments, and Borrowers shall not (i) convey title to all or any part of the Property, (ii) enter into any ground lease or contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Property which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") or (iii) cause or permit a Change in the Proportionate Ownership (as hereinafter defined) of either Individual Borrower. Any such conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of either Individual Borrower shall constitute a default under the terms of the Loan Documents.

"Change in the Proportionate Ownership" means in the case of a corporation, a change in, or the existence of a lien on, the direct or indirect ownership of the stock of either Individual Borrower; in the case of a trust, a change in the trustee, or a change in, or the existence of a lien on, the direct or indirect ownership of the beneficial interests of either Individual Borrower; in the case of a limited liability company, a change in, or the existence of a lien on, the direct or indirect ownership of the limited liability company interests of either Individual Borrower; or, in the case of a partnership, a change in, or the existence of a lien on, the direct or indirect ownership of the partnership interests of either Individual Borrower.

Notwithstanding the foregoing, the following transfers shall be permitted without Lender's consent, prior notice, payment of assumption fees or any other limitations or restrictions, except as expressly set forth below:

(1)	transfer, issuance or redemption of shares of stock, options or warrants of Sun Communities by any person, or any transfer, issuance or redemption by any person of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of any shares of stock of Sun Communities;

(2)
direct or indirect transfers of interests in said Individual Borrower among Sun Communities, Principal and their Affiliates, provided that no change in control of any such Individual Borrower is effected by such transfers;

(3)
any transfer, exchange, issuance or redemption of the limited partnership interests of Principal or of Carefree Communities Inc., a Delaware corporation, by any person, so long as not less than 70% of the partnership interests in Principal (which includes those partnership units that are convertible into shares of Sun Communities’ stock) are owned, and Principal is controlled, by Sun Communities, or any transfer, exchange, issuance or redemption of the stock, membership interests, partnership interests or other ownership interests of any shareholder, partner, member, manager or trust who is a direct or indirect legal or beneficial owner of a limited partnership interest in Principal; and

(4)
any transfer, exchange, issuance or redemption of the direct or indirect ownership interests in such Individual Borrower which results in the elimination of such entity as a direct or indirect owner of such Individual Borrower, and/or the liquidation of Carefree Communities Inc., a Delaware corporation, so long as, in either such case, Principal owns, directly or indirectly, one hundred percent (100%) of the ownership interests in such Individual Borrower.

Notwithstanding the foregoing, provided there is no Event of Default under any Loan Document, upon the prior written request from Borrowers, Lender shall not withhold its consent to a change in the ownership in Principal and Sun Communities, due to a merger by or acquisition of Principal and the vast majority of its assets (not less than 80% of its assets) which results in an entity of greater size and financial wherewithal (the "Transfer"), provided:

(A)
after the Transfer, the replacement principal (the "Creditworthy Party") has a net worth determined in accordance with generally accepted accounting principles of not less than that of the existing Principal prior to the Transfer (in no event less than $1,000,000,000.00 on a market value basis prior to the Transfer);

(B)	the Creditworthy Party is experienced in the ownership and management of high quality manufactured housing communities;

(C)
the Creditworthy Party and all persons and entities (i) owning (directly or indirectly) more than a 10% ownership interest in the Creditworthy Party, or (ii) which are in control of the Creditworthy Party, are not (and have never been): (a) subject to any bankruptcy, reorganization, or insolvency proceedings or any criminal charges or proceedings, or (b) a litigant, plaintiff, or defendant in any suit brought against or by Lender;

(D)
the Creditworthy Party executes Lender's then current forms of Guarantee of Recourse Obligations and Environmental Indemnity Agreement, the Creditworthy Party executes a Fraudulent Conveyance Indemnity Agreement in the form previously executed by Principal as of the date hereof, and Lender receives a satisfactory enforceability opinion with respect to the foregoing from counsel approved by Lender;

(E)
an environmental report on the Property, which meets Lender's then current requirements and is updated to no earlier than ninety (90) days prior to the date of the Transfer, is provided to Lender at least thirty (30) days prior to the date of the Transfer and the results of said report are satisfactory to Lender at the time of the Transfer;

(F)
if required by Lender, Lender receives an endorsement to its policy of title insurance, satisfactory to Lender, insuring Lender's lien on the Property as a first and valid lien on the Property subject only to liens and encumbrances theretofore approved by Lender; and

(G)
the Property (including all Projects, subject to any partial releases) under the Loan shall be part of such Transfer such that the Creditworthy Party shall directly or indirectly own the Individual Borrower(s), which own the Property under the Loan.

If Borrowers shall make a Transfer pursuant to the above conditions, Lender shall be paid a fee equal to 0.75% of the then outstanding balance of the Note ($25,000.00 non-refundable to be submitted with such request with the balance due at the closing of the Transfer). The fee shall be paid on or before the closing date of such one-time transfer. At the time of such Transfer, no modification of the interest rate or repayment terms of the Note will be required and support documentation shall be timely provided to Lender and in satisfactory form prior to the Transfer.

ARTICLE IV
PROHIBITION AGAINST OTHER MORTGAGE LIENS AND RENT ASSIGNMENTS

4.1    Borrowers agree to keep the Property and any Personal Property (as defined in the Initial Lien Instruments) free from all other liens either prior or subsequent to the lien created by the Initial Lien Instrument, other than Permitted Encumbrances. The (i) creation of any other lien on any portion of the Property or on any Personal Property, whether or not prior to the lien created by the Initial Lien Instruments, (ii) assignment or pledge by either Individual Borrower of its revocable license to collect, use and enjoy rents and profits from the Property, or (iii) granting or permitting of a security interest in or other encumbrance on the direct or indirect ownership interests in either Individual Borrower, shall constitute a default under the terms of the Lien Instruments; except that upon written notice to Lender, Borrowers may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens with respect to the Property or any Personal Property described herein, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Lender.

ARTICLE V
RESTORATION; INSURANCE;
APPLICATION OF INSURANCE LOSS PROCEEDS

5.1    Borrowers agree to keep the Property insured for the protection of Lender and Lender's wholly owned subsidiaries and agents in such manner and in such amounts as are set forth in the Commitment with such companies as Lender may from time to time approve, and to keep the policies therefor, properly endorsed, on deposit with Lender, or at Lender's option, to keep evidence of insurance acceptable to Lender evidencing all insurance coverages required hereunder on deposit with Lender, which evidence shall reflect at least thirty (30) days' notice of cancellation to Lender and shall list Lender as the certificate holder or as a similar additional interest with Lender's correct mailing address and the loan number assigned to the loan (341228); if Borrowers request Lender to accept a different form of evidence, Lender shall not unreasonably withhold its consent, provided, a copy of a standard mortgagee endorsement in favor of Lender stating that the insurer shall provide at least thirty (30) days' notice of cancellation to Lender accompanies such evidence. Borrowers shall furnish Lender with evidence of renewals of all applicable insurance no later than fifteen (15) days after the actual insurance expiration date.

5.2    If any portion of any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, and the amount of such damage is greater than $250,000.00, the applicable Individual Borrower which owns such Property shall give prompt written notice thereof to Lender provided that such applicable Individual Borrower shall be required to give such notice to Lender in any event if any bodily injury or death occurs in connection with any such casualty). Following the occurrence of a casualty, such applicable Individual Borrower which owns the damaged Property, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Improvements on the affected portion of the Property to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law.

5.3    All insurance loss proceeds from all property insurance policies (less expenses of collection) whether or not required by Lender, shall, at Lender's option, be applied on the Indebtedness, whether due or not, or to the restoration of the affected portion of the Property, or be released to the applicable Individual Borrower, but such application or release shall not cure or waive any default under any of the Loan Documents. If Lender elects to apply the insurance loss proceeds on the Indebtedness, no prepayment fee shall be due thereon.

Notwithstanding the foregoing provision, with respect to a casualty at a Project, Lender agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last two (2) years of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the affected Project to its condition prior to the casualty, subject to satisfaction of the following conditions:

(a)    There is no existing Event of Default at the time of casualty.

(b)    The casualty insurer has not denied liability for payment of insurance loss proceeds to the applicable Individual Borrower as a result of any act, neglect, use or occupancy of the affected Project by the applicable Individual Borrower.

(c)    Lender shall be satisfied that all insurance loss proceeds so held, together with supplemental funds to be made available by the applicable Individual Borrower, shall be sufficient to complete the restoration of the affected Project. Any remaining insurance loss proceeds may, at the option of Lender, be applied on the Indebtedness, whether or not due, or be released to the applicable Individual Borrower.

(d)    If required by Lender, Lender shall be furnished a satisfactory report addressed to Lender from an environmental engineer or other qualified professional satisfactory to Lender to the effect that no material adverse environmental impact to the affected Project resulted from the casualty which cannot be sufficiently mitigated as evidenced by satisfactory support documentation (e.g. contracts, reports, agreements to complete work, testing).

(e)    Lender shall release casualty insurance proceeds as restoration of the affected Project progresses provided that Lender is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Monetary Default under the Loan Documents and no Non-Monetary Default under the Loan Documents with respect to which Non-Monetary Default Lender shall have given Borrowers notice pursuant to Article IX hereof. If a Monetary Default shall occur or Lender shall give Borrowers notice of a Non-Monetary Default, Lender shall have no further obligation to release insurance loss proceeds hereunder unless such default is cured within the cure period set forth in Article IX hereof. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Lender in writing prior to commencement of the restoration, and (ii) Lender shall receive an administration fee equal to one percent (1%) of the cost of restoration.

(f)    Prior to each release of funds, the applicable Individual Borrower shall obtain for the benefit of Lender an endorsement to Lender's title insurance policy insuring Lender's lien as a first and valid lien on the affected Project subject only to liens and encumbrances theretofore approved by Lender.

(g)    The applicable Individual Borrower shall pay all costs and expenses incurred by Lender, including, but not limited to, outside legal fees, title insurance costs, third‑party disbursement fees, third‑party engineering reports and inspections deemed necessary by Lender.

(h)    All reciprocal easement and operating agreements benefiting the affected Project, if any, shall remain in full force and effect between the parties thereto on and after restoration of the affected Project.

(i)    Lender shall be reasonably satisfied that Projected Project Debt Service Coverage of at least 1.10 will be achieved from the leasing of not more than 90% of the sites within the Project with standard form leases satisfactory to Lender (Borrowers’ standard form reasonably approved by Lender) in place (not affected by casualty) or to commence not later than 30 days following completion of such restoration (the "Approved Leases").

(j)    Without limiting the provisions of Article XIX hereof, if the casualty has resulted in whole or part from an earthquake: (a) the applicable Individual Borrower shall have supplied Lender with a "Seismic Risk Estimate" (in accordance with the provisions of Article XIX hereof) which shows that the affected Project will meet "Minimum Seismic Criteria" (as defined in Article XIX hereof) upon completion of repair and retrofit work which can be completed within one year of the earthquake, (b) prior to commencement of the restoration, the applicable Individual Borrower shall have committed in writing to Lender that said applicable Individual Borrower will do such repair and retrofit work as shall be necessary to cause the affected Project to in fact meet Minimum Seismic Criteria following completion of restoration, and (c) Lender must at all times during the restoration be reasonably satisfied that the affected Project will meet Minimum Seismic Criteria following completion of the restoration, Borrowers hereby agreeing to supply Lender with such evidence thereof as Lender shall request from time to time.

ARTICLE VI
CONDEMNATION

6.1    Borrowers hereby assign to Lender (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Property, and (ii) the proceeds from any sale or transfer in lieu thereof (collectively, "Condemnation Proceeds") in connection with condemnation proceedings or the exercise of any power of eminent domain or the threat thereof (hereinafter, a "Taking"); if the Condemnation Proceeds are less than the unpaid principal balance of the Note and such damage or Taking occurs prior to the last two (2) years of the term of the Note, such Condemnation Proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition, or the functional equivalent of its condition prior to the Taking, subject to the conditions set forth above in Article VI hereof entitled "Restoration; Insurance; Application of Insurance Loss Proceeds" and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to the Taking be possible. Any portion of such award and proceeds not applied to restoration shall, at Lender's option, be applied on the Indebtedness, whether due or not, or be released to Borrowers, but such application or release shall not cure or waive any default under any of the Loan Documents.

ARTICLE VII
TAXES / DEPOSITS

7.1    Borrowers agree to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Property, the Lien Instruments, the

Note or the Indebtedness, or upon the interest of Trustee or Lender in the Property, the Lien Instruments, the Note or the Indebtedness, and to procure and deliver to Lender within thirty (30) days after Lender shall have given a written request to Borrowers, the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Borrowers shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Lender.

7.2    To assure the timely payment of real estate taxes and special assessments (including personal property taxes, if appropriate), upon the occurrence of an Event of Default, Lender shall thence forth have the option to require Borrowers to deposit funds with Lender or in an account satisfactory to Lender, in monthly or other periodic installments in amounts estimated by Lender from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Lender, or in such other account shall be insufficient to pay any of said expenses, Borrowers shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Lender to be applied to the payment of such real estate taxes and special assessments and, at the option of Lender after default, the Indebtedness. Lender may deduct from any amounts so held, any fees, costs or expenses incurred in connection with holding such amounts and/or paying amounts to taxing authorities or other parties, including, without limitation any fees, costs or expenses associated with paying amounts via e-check or electronically.

ARTICLE VIII
PROPERTY MANAGEMENT

8.1    Each Individual Borrower will self-manage its respective Project. If a third-party management company is engaged, such management company for the Project shall be satisfactory to Lender.

ARTICLE IX
NOTICE OF DEFAULT

9.1    A default in any payment required in the Note or any other Loan Document, whether or not payable to Lender, (a "Monetary Default") shall not constitute an Event of Default unless Lender shall have given a written notice of such Monetary Default to Borrowers and Borrowers shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, from the date of default to the date of cure on amounts owed to Lender) within five (5) business days after the date on which Lender shall have given such notice to Borrowers.

Any other default under the Note or under any other Loan Document (a "Non‑Monetary Default") shall not constitute an Event of Default unless Lender shall have given a written notice of such Non‑Monetary Default to Borrowers and Borrowers shall not have cured such Non‑Monetary Default within thirty (30) days after the date on which Lender shall have given such notice of default to Borrowers (or, if the Non‑Monetary Default is not curable within such 30‑day period, Borrowers shall not have diligently undertaken and continued to pursue the curing of such Non‑Monetary Default and deposited an amount sufficient to cure such Non‑Monetary Default in an escrow account satisfactory to Lender).

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate.

ARTICLE X
CROSS DEFAULT

10.1    A default after any applicable notice and cure period under the Note, any Lien Instrument or any other Loan Document shall constitute a default under all Loan Documents. Borrowers acknowledge that each Lien Instrument secures the entire Loan.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES

11.1    Borrowers represent and warrant that each Individual Borrower, all persons and entities owning a 15% or more direct or indirect ownership interest in Borrowers, all guarantors of all or any portion of the Indebtedness, and all persons and entities executing any separate indemnity agreement in favor of Lender in connection with the Indebtedness: (i) is not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is not, and shall not become, a person or entity with whom Lender is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) is not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) or (ii) above.

ARTICLE XII
WAIVER OF JURY TRIAL

12.1    Borrowers hereby waive any right to trial by jury with respect to any action or proceeding (a) brought by Borrowers, Lender or any other person relating to (i) the obligations set forth in the Loan Documents and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement entered into in connection with the Loan, or (b) to which Lender is a party.

ARTICLE XIII
BORROWER REPRESENTATIVE / NOTICES

13.1    Borrowers hereby authorize Gary Shiffman, Karen Dearing, John McLaren, Anjali Shah or anybody else holding the positions of CEO, COO, CFO or SVP Finance (the "Representative") to act on behalf of each Individual Borrower in connection with the Loan. In addition, Borrowers authorize Lender to rely, without further inquiry, on information furnished by and agreements proposed by or entered into by the Representative in connection with the Loan at any time any portion of the Loan is outstanding.

13.2    Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid or by reputable courier service with charges prepaid. Any notice or demand sent to Borrowers by certified mail or reputable courier service shall be addressed to Borrowers c/o Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, Attn.: Anjali Shah or SVP Finance or at such other address in the United States of America as Borrowers shall designate in a notice to Lender given in the manner described herein. A copy of any such notice sent to Borrowers shall be sent to Jaffe, Raitt, Heuer & Weiss, P.C., Attn.: Arthur Weiss and Alicia S. Schehr, 27777 Franklin Road, Suite 2500, Southfield, MI 48034. Any notice sent to Lender by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Lender shall designate in a notice given in the manner described herein. Any notice given to Lender shall refer to the Loan No. set forth above. Any notice or demand hereunder shall be deemed given when received. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery. Borrowers acknowledge and agree that (to the extent not prohibited by applicable law) Lender shall only be obligated to send one (1) notice to all Individual Borrowers, and such notice shall be deemed notice to all Individual Borrowers under the Loan Documents.

ARTICLE XIV
FAILURE OF BORROWER TO ACT

14.1    If Borrowers fail to make any payment or do any act as herein provided, Lender or Trustee may, without obligation to do so, without notice to or demand upon Borrowers and without releasing Borrowers from any obligation hereof: (i) make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof, Lender or Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Lender or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Lender appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended and all losses, liabilities, claims, damages, costs and expenses required to be reimbursed by Borrowers to Lender hereunder shall be payable by Borrowers immediately upon demand with interest from date of expenditure or demand, as the case may be, at the Default Rate. All sums so expended or demanded by Lender and the interest thereon shall be included in the Indebtedness and secured by the Lien Instruments.

ARTICLE XV
COVENANTS

15.1    Borrowers agree not to lease any of the Property, without the prior written consent of Lender, to (i) dry cleaning operations that perform dry cleaning on site with chlorinated solvents or (ii) any other tenants that use chlorinated solvents in the operation of their businesses at the Property.

15.2    Borrowers agree to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Property; and to permit Lender, upon at least twenty four (24) hours prior notice (except in the case of an emergency) to enter at all reasonable times for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Lender determines to be necessary in order to monitor Borrowers' compliance with applicable laws and regulations regarding hazardous materials affecting the Property, at Lender’s sole cost and expense.

ARTICLE XVI
MISCELLANEOUS

16.1    In the event of any conflict between the provisions of the Commitment and the provisions of this Agreement, the provisions of this Agreement will prevail.

16.2    Time is of the essence in each of the Loan Documents. Subject to the limitations on recourse set forth in the Note, the remedies of Lender as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Lender of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this Agreement nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Borrowers and Lender. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

16.3    Lender may assign all or any part of the Loan to a subsidiary or affiliate of Lender, or to another lender at no cost to Borrowers. In the event of a proposed assignment of the Loan to another lender, said lender shall have the right to enter the Property upon reasonable prior notice to Borrowers for additional environmental review or testing as said lender may deem necessary, at no cost to Borrowers.

16.4    In the event of any controversy, claim, dispute, or litigation between the parties hereto to enforce any provision of this Agreement or any right of Lender hereunder or under any

Loan Document or the Environmental Indemnity Agreement, the losing party agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred therein by the prevailing party, whether in preparation for or during any trial, as a result of an appeal from a judgment entered in such litigation or otherwise or in any bankruptcy or insolvency proceeding.

16.5    This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California. With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Agreement, Borrowers hereby irrevocably consent to the jurisdiction of the courts located in the State of California and irrevocably waive any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of California. Nothing contained herein shall affect the rights of Lender to commence any action, lawsuit or other legal proceeding, or otherwise to proceed, against Borrowers in any other jurisdiction. The parties acknowledge that certain actions taken under each Lien Instrument and each Absolute Assignment shall be governed by the State of the Property encumbered by such Lien Instrument and Absolute Assignment, respectively, and that such actions must be brought within said State.

ARTICLE XVII
Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of an Individual BORROWER

17.1    Each Individual Borrower, for itself, hereby represents, warrants and covenants, as of the date hereof and until such time as the Note is paid in full, that such Individual Borrower:

(a)    shall not (i) liquidate or dissolve (or suffer any liquidation or dissolution), terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (ii) reorganize or change its legal structure without Lender's prior written consent, except as otherwise expressly permitted under Article III herein entitled "Prohibition on Transfer"; (iii) change its name, address, or the name under which Individual Borrower conducts its business without promptly notifying Lender; (iv) enter into or consummate any merger, consolidation, sale, transfer, assignment, liquidation, or dissolution involving any or all of the assets of Individual Borrower or any general partner or managing member of Individual Borrower, except as otherwise expressly permitted under Article III herein entitled "Prohibition on Transfer"; or (v) enter into or consummate any transaction or acquisition, merger or consolidation or otherwise acquire by purchase or otherwise all or any portion of the business or assets of, or any stock or other evidence of beneficial ownership of, any person or entity;

(b)    as of the date hereof has no secured or unsecured debt except for customary and reasonable short term trade payables or equipment financing obtained and repaid in the ordinary course of such Individual Borrower's business and taxes and assessments not delinquent, and shall not incur any secured or unsecured debt except for customary and reasonable short term trade payables or equipment financing obtained and repaid in the ordinary course of such Individual Borrower's business and taxes and assessments not delinquent;

(c)    shall not amend, modify or otherwise change its operating agreement, articles of organization, or other formation agreement or document, as applicable, or governing agreement or document, in any material term or manner, or in a manner which adversely affects such Individual Borrower's existence as a single purpose entity;

(d)    shall allocate fairly and reasonably any rent, overhead and expenses for shared office space;

(e)    shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate (as hereinafter defined in this Article) of same or any other person or entity;

(f)    shall observe applicable limited liability company and general partnership formalities regarding the existence of such Individual Borrower;

(g)    shall hold title to its assets in its own name and act solely in its own name;

(h)    shall make investments in the name of such Individual Borrower directly by such Individual Borrower or on its behalf by brokers engaged and paid by such Individual Borrower or its agents;

(i)    except as expressly required by Lender in connection with the Loan secured by the Lien Instruments and in writing, shall not guarantee or otherwise agree to be liable for (whether conditionally or unconditionally), pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any partner (whether limited or general), member, shareholder or any Affiliate of such Individual Borrower, as applicable, or any other party, nor shall it make any loan, except as expressly permitted in the Loan Documents;

(j)    is, and will use commercially reasonable efforts to remain, solvent;

(k)    shall separately identify and maintain its assets. Each Individual Borrower's assets shall at all times be held by or on behalf of such Individual Borrower and if held on behalf of such Individual Borrower by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by such Individual Borrower. This restriction requires, among other things, that (i) such Individual Borrower's funds shall be deposited or invested in such Individual Borrower’s name, (ii) (ii) such Individual Borrower funds shall not be commingled with the funds of any Affiliate of same or any other person or entity, (iii) such Individual Borrower shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of same or any other person or entity, and (iv) such Individual Borrower funds shall be used only for the business of such Individual Borrower;

(l)    shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of same or other person or entity;

(m)    shall not do any act which would make it impossible to carry on the ordinary business of such Individual Borrower;

(n)    shall not invest any of such Individual Borrower's funds in securities issued by, nor shall such Individual Borrower acquire the indebtedness or obligation of, any Affiliate of same;

(o)    shall maintain an arm's length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to such Individual Borrower than is obtainable in the market from a person or entity that is not an Affiliate of same;

(p)    shall correct any misunderstanding that is known by such Individual Borrower regarding its name or separate identity; and

(q)    shall not, without the prior written vote of one hundred percent (100%) of its members institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Individual Borrower or a substantial part of such Individual Borrower's property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due or declare or effectuate a moratorium on payments of its obligation; or take any action in furtherance of any such action.

Notwithstanding anything contained in this Article entitled "Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of an Individual Borrower", it is permitted for the Borrower to commingle cash and other liquid assets with other Individual Borrowers, Principal and/or Sun Communities.

(A)Borrowers are permitted to commingle cash and other liquid assets with Principal and Sun Communities; and

(B)     the following operations and activities of Borrowers and its Affiliates are not to be considered a violation of any of the covenants and prohibitions set forth herein: (i) preparing and distributing consolidated financial statements which include operations of Borrowers and the Property with operations of Sun Communities, the Principal and/or other Affiliates; (ii) offering goods or services to residents of the Property through Affiliates or other third parties for which fees and charges may be collected by the Borrowers or the Affiliate and paid to such Affiliate or third party, which may include, without limitation, cable and internet services, landscaping, snow removal, lease or sale of manufactured homes (for cash or pursuant to an installment agreement), and child care; (iii) transferring all gross revenue, whether cash, cash equivalents or similar assets to Sun Communities, Principal or any other Affiliate after collection thereof and depositing such gross revenue in operating bank account maintained for the Property; (iv) having Sun Communities, Principal or any Affiliate pay all payables, debts and other liabilities arising from or in connection with operation of any Property from commingled funds; (v) using ancillary assets in connection with operation of the Property held in the name of Sun Communities, Principal or any Affiliates, such as vehicles and office and maintenance equipment; (vi) treating the Property for all purposes as part of and within the portfolio of manufactured housing communities owned by Principal or any Affiliate, including for marketing, promotion and providing information and reports to the public, including a common website, or required by applicable law; (vii) allocating general overhead and administrative costs incurred by Sun Communities, Principal and/or other Affiliates to the Borrowers in a fair and equitable manner; and (viii) Borrower’s entering into Lender’s Loan Number 341311 in the amount of $163,000,000.00 which is secured by eight (8) projects owned by Borrower other than the Projects.

"Affiliate" for the purposes of this Article entitled "Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of an Individual Borrower" shall mean any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of this section, the terms "control," "controlled," or "controlling" with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over such person or entity or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

ARTICLE XVIII
PARTIAL RELEASES

18.1    Upon the applicable Borrower's written request given at least thirty (30) days prior to the proposed transaction, and provided that, at the time of such request, there is then no Event of Default under any of the Loan Documents (other than a default that will be cured by virtue of the proposed Release) Lender agrees that up to three (3) Projects (a "Released Project") may be released (the "Release") from the lien of the applicable Lien Instrument and all other security interests held by Lender, subject to satisfaction of the following conditions:

(1)    Payment to Lender of a $35,000.00 service fee for each respective partial release of which (i) $15,000.00 shall be non-refundable and submitted with the initial written request, and (ii) $20,000.00 shall be paid to Lender at closing of such release;

(2)    The release shall consist of not less than an entire Project (no partial Project releases), not more than one (1) Project may be released per calendar year;

(3)
Payment to Lender toward the unpaid principal balance of the Loan in an amount equal to 110% of the Allocated Loan Amount for the Released Project (100% if after such Release, the loan-to-value ratio of the remaining Property is 60% or less, as reasonably determined by Lender in accordance with its then current underwriting standards for the Released Project) plus a prepayment fee on such principal prepaid calculated in the manner set forth in the Note;

(4)
The applicable Individual Borrower shall pay any and all third party expenses associated with the Release, including, but not limited to, title insurance costs, escrow costs, recordation costs and fees and any tax required to be paid at the time of the release, as applicable;

(5)
The amount of principal loan balance paid down which is above the then respective allocated principal loan balance of the Project released shall be applied to pay-down the remaining allocated loan amounts on a pro-rata basis based on the then principal loan balances at the time of such partial release;

(6)
If required by Lender, the Individual Borrower which owns the applicable Property shall furnish Lender, at such Individual Borrower's sole cost, a satisfactory endorsement to the applicable title policy(ies) evidencing a continued satisfactory first lien on the remaining portion of the Property;

(7)
After such partial release, the loan to value ratio of the remaining Property shall not be higher than the lesser of (i) the loan to value ratio before such release, or (ii) 65%, as reasonably determined by Lender in accordance with its then current underwriting standards;

(8)	All related documentation shall be reasonably satisfactory to Lender; and

(9)
Following the Release of the Released Project the remaining Property shall have achieved Debt Service Coverage for the most recent fiscal period equal to or greater than that of the Property prior to such release (but in no event less than 1.25x) and is sustainable as reasonably determined by Lender.

ARTICLE XIX
EARTHQUAKE

20.1    If any Project or the Property is damaged by an earthquake during the term of the Indebtedness:

(A)    Lender may require a new seismic analysis of the relevant Project or the Property to be performed at Borrowers' expense, and

(B)Borrowers shall perform repair and retrofit work, satisfactory to Lender, which results in (i) the complete repair of the relevant Project or the Property and (ii) a subsequent seismic analysis verifying that the relevant Project or the Property meets "Minimum Seismic Criteria" (as defined below). Such work shall be commenced and completed as soon as possible and in any event within one year of the earthquake.

Without limiting the Borrowers' obligation to cause the Property to satisfy Minimum Seismic Criteria, during any period of time in which the Property does not satisfy Minimum Seismic Criteria, Borrowers shall provide Lender with evidence of, and maintain, "Earthquake Insurance" (as defined below). Earthquake Insurance shall be provided on a replacement cost, agreed amount basis, with no coinsurance provision, and shall include loss of rents insurance equal to twelve (12) months’ rent or business income insurance for 100% of the annual gross earnings from business derived from the Property.

As used herein, "Minimum Seismic Criteria" means that both (i) the Specified Loss Percentage for the Property is less than 30%, and (ii) the Loan Amount plus Specified Loss is less than or equal to 90% of the market value of the Property as determined by Lender in its sole discretion.

As used herein, "Earthquake Insurance" means a policy satisfactory to Lender with a deductible of no greater than 5% of the "Replacement Cost" (as defined below) and in an amount calculated as follows: (i) the Loan Amount plus (ii) the Specified Loss minus (iii) 90% of the market value of the Property as determined by Lender in its sole discretion.

As used herein, "Replacement Cost" means the estimated total cost, determined by Lender in its sole discretion, to construct all of the improvements as if the Property were completely unimproved (not including the cost of site work, utilities and foundation).

As used herein, "Loan Amount" shall mean the total principal amount advanced under the Note.

As used herein, "Specified Loss" means the Specified Loss Percentage multiplied by the Replacement Cost.

As used herein, "Specified Loss Percentage" means an estimate produced by Lender's seismic consultant of the earthquake damage to the Property, expressed as a percentage of Replacement Cost.

(Remainder of page intentionally left blank;
Signatures commence on following page)
Portfolio A - Master Loan Agreement

IN WITNESS WHEREOF, this Agreement has been executed by Borrowers and Lender as of the day and year first above written.

LENDER:
THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin corporation

By:    Northwestern Mutual Investment
Management Company, LLC, a

Delaware limited liability company, its wholly-owned affiliate

By:    /s/ Joseph Miller
Name: Joseph Miller
Its:     Managing Director

Attest:    /s/ Brian D. Bennett
(corporate seal)                    Name: Brian D. Bennett
Its:     Assistant Secretary

(Remainder of page intentionally left blank;
Signatures of Borrowers on following page)
BORROWERS:
CAREFREE COMMUNITIES CA LLC,
a Delaware limited liability company

By:     /s/ Karen J. Dearing
Name: Karen J. Dearing
Its: Authorized Representative

NHC-CA101, LLC, a Delaware
limited liability company

By:     /s/ Karen J. Dearing
Name: Karen J. Dearing
Its: Authorized Representative

Portfolio A - Master Loan Agreement    B-1

EXHIBIT "B"

Project Schedule

Project Name	City/State
Alta Laguna	Rancho Cucamonga, CA
FV La Habra	La Hambra, CA
Rancho Caballero	Riverside, CA
FV Simi	Simi Valley, CA
FV West Covina	West Covina, CA
Heritage	Temecula, CA
Indian Wells	Indo, CA
Napa Valley	Napa, CA